EXHIBIT 16.1


                         [DE JOYA & COMPANY LETTERHEAD]




April 29, 2005


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

RE:     MARINE JET TECHNOLOGY CORP.

Ladies  and  Gentlemen:

We have read the statements made by MARINE JET TECHNOLOGY CORP. in Item 4.01(a) of the accompanying Form 8-K (Commission file number 0-33297), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very  truly  yours,


/S/ DE JOYA & COMPANY
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DE JOYA & COMPANY